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                                                                    EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of our reports dated January 25, 1994 included in Newmont Gold Company's Form 10-K for the year ended December 31, 1993 and our report dated March 30, 1994 included in Newmont Gold Company's Form 8-K dated April 5, 1994 and to all references to our Firm included in this Registration Statement.


                                                           ARTHUR ANDERSEN & CO.


Denver, Colorado,
September 7, 1994